Exhibit 23(a)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form F-4 of our report dated October 24, 2003, relating to the consolidated financial statements of Stratus Technologies International, S.à r.l., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers S.à r.l.	Luxembourg, February 11, 2004
Réviseur d’entreprises